UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2022

Xperi Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41486	84-4470363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Gold Street San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 519-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	XPER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Completion of Separation of Xperi Inc. from Adeia Inc.

On October 1, 2022 (the “Distribution Date”), the previously-announced spin-off (the “Spin-Off”) of the product business of Adeia Inc. (formerly known as Xperi Holding Corporation) (“Adeia”) into Xperi Inc. (the “Company” or “Xperi Inc.”), a wholly owned subsidiary of Adeia, was completed. The Spin-Off was achieved through Adeia’s distribution (the “Distribution”) of 100% of the shares of Xperi Inc.’s common stock to holders of Adeia’s common stock as of the close of business on the record date of September 21, 2022 (the “Record Date”). Each Adeia stockholder of record received four shares of Xperi Inc. common stock for every ten shares of Adeia common stock that it held on the Record Date. Following the Distribution, Xperi Inc. became an independent, publicly-traded company with its common stock listed under the symbol “XPER” on the New York Stock Exchange, and Adeia retains no ownership interest in Xperi Inc.

In connection with the Spin-Off, Xperi Inc. entered into several agreements with Adeia on the Distribution Date that, among other things, effect the Spin-Off and provide a framework for Xperi Inc.’s relationship with Adeia after the Spin-Off, including the following agreements:

•	Separation and Distribution Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Cross Business License Agreement;

•	Transition Services Agreement; and

•	Data Sharing Agreement.

Separation and Distribution Agreement

The separation and distribution agreement (“Separation and Distribution Agreement”) governs the overall terms of the Spin-Off. Generally, the Separation and Distribution Agreement includes Adeia’s and Xperi Inc.’s agreement relating to the principal actions taken to complete the Spin-Off, including the assets and rights transferred, liabilities assumed and related matters. It also sets forth other agreements that govern certain aspects of Adeia’s relationship with Xperi Inc. following the Spin-Off. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement attached hereto as Exhibit 2.1, which is incorporated by reference herein.

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement identifies assets and liabilities to be allocated to each of Adeia and Xperi Inc. as part of the separation. The allocation of employee-related liabilities (including pension liabilities) and related assets is set forth in the employee matters agreement (see the section below entitled “Employee Matters Agreement” for a summary of such allocation) and the allocation of tax liabilities and assets is set forth in the tax matters agreement (see the section below entitled “Tax Matters Agreement” for a summary of such allocation). In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

Assets

•	Generally, assets primarily related to the product business are assigned to or retained by Xperi Inc.;

•	Xperi Inc. is allocated the equity interests of subsidiaries that are intended to be Xperi Inc.’s subsidiaries after the distribution;

•	Xperi Inc. accepts or retains certain real property set forth on a schedule and Adeia accepts or retains certain real property set forth on a schedule;

•	Generally, Xperi Inc. is allocated all of the financial assets that are related to the product business and financial assets of Adeia that are not related to the IP licensing business;

•	Generally, Adeia is allocated all of the financial assets that are related to the IP licensing business and financial assets of Adeia that are not related to the product business; and

•

Xperi Inc. is allocated the Xperi and TiVo name and all Xperi and TiVo brands and Adeia is allocated the Adeia name and all Adeia brands, subject to certain licenses to use certain trademark names and for purposes of publicity, and those cross business licenses set forth in the cross business license agreement (see the section below entitled “Cross Business License Agreement” for a summary of such allocation).

Liabilities

•

Generally, liabilities primarily related to the product business are assigned to or retained by Xperi Inc.; Each of Xperi Inc. and Adeia generally retains or assumes any liabilities (including under applicable federal and state securities laws) relating to any disclosure document filed or furnished with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Spin-Off based on information supplied by Adeia;

•	Adeia liabilities for borrowed money that were incurred or guaranteed by Adeia are retained or assumed by Adeia;

•	Adeia liabilities for borrowed money that were incurred or guaranteed by Xperi Inc. are retained or assumed by Xperi Inc. or the applicable subsidiary;

•	Generally, Adeia is allocated all of the financial liabilities that are related to the IP licensing business and the financial liabilities of Adeia that are not related to the product business;

•	Generally, Xperi Inc. is allocated all of the financial liabilities that are related to the product business and the financial liabilities of Adeia that are not related to the IP licensing business;

•

Xperi Inc. is allocated 25% and Adeia is allocated 75% of certain general corporate liabilities of Adeia, in each case incurred on or prior to the Distribution Date, including liabilities of Adeia related to (i) Adeia’s filings with the SEC (other than actions arising out of disclosure documents distributed or filed relating to the Distribution), (ii) documents distributed or filed by Adeia relating to indebtedness of the product business or the IP licensing business, (iii) Adeia’s corporate and legal compliance and other corporate level actions, (iv) claims made by or on behalf of holders of any of Adeia’s securities and (v) separation expenses that are not allocated to any specific party in connection with the Spin-Off under the Separation and Distribution Agreement.

Except as may expressly be set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets were transferred on an “as is,” “where is” basis and the transferee bears the economic and legal risks that (i) any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, and (ii) any necessary consents or governmental approvals are not obtained or that any requirements of laws or judgments are not complied with. In general, each of Xperi Inc. and Adeia made no representations or warranties regarding any assets or liabilities transferred or assumed, any consents or governmental approvals that may be required in connection with such transfers or assumptions, or any other matters.

Certain of the liabilities and obligations to be assumed by a party or for which a party has an indemnification obligation under the Separation and Distribution Agreement and the other agreements relating to the Spin-Off are, and following the Spin-Off may continue to be, the legal or contractual liabilities or obligations of another party. Such party that continues to be subject to such legal or contractual liability or obligation will rely on the other party that assumed the liability or obligation or the other party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation and Distribution Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Tax Matters Agreement

The tax matters agreement (“Tax Matters Agreement”) governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of the Distribution (and certain related transactions) to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

In general, the Tax Matters Agreement governs the rights and obligations of Adeia, on the one hand, and Xperi Inc., on the other hand, after the Distribution with respect to taxes for both pre-Distribution and post-Distribution periods. Under the Tax Matters Agreement, (a) each party is responsible for any taxes imposed on either party or its respective subsidiaries that arise from the failure of the Distribution and/or certain related transactions to qualify as tax-free transactions to the extent that such failure is attributable to certain actions taken by such party or such party’s subsidiaries, (b) Adeia is generally responsible for (i) taxes payable by Adeia and any of its subsidiaries after the Distribution (including any taxes imposed due to an adjustment of taxes due and payable prior to the Distribution), and (ii) to the extent not otherwise described in clause (b)(i), taxes required to be paid with respect to any U.S. federal consolidated income tax return and any other consolidated, combined, unitary, or similar income tax return for any taxable period (or portion thereof) ending on or before the Distribution Date that is required to be filed by any member of the Adeia or Xperi Inc. affiliated groups as common parent, in each case other than any such taxes for which Xperi Inc. is responsible pursuant to (a), and (c) Xperi Inc. is generally responsible for taxes payable by Xperi Inc. and any of its subsidiaries after the Distribution (including any taxes imposed due to an adjustment of taxes due and payable prior to the Distribution), other than any such taxes for which Adeia is responsible pursuant to (a).

The Tax Matters Agreement also assigns responsibilities for administrative matters, such as the filing of returns, retention of records, and conduct of audits, examinations, or similar proceedings. In addition, the Tax Matters Agreement provides for cooperation and information sharing with respect to tax matters.

Adeia is generally responsible for preparing and filing any tax return that is required to be filed by Adeia or any of its subsidiaries (as determined immediately after the Distribution) under applicable law, which tax returns may include Xperi Inc. and/or certain of its subsidiaries to the extent such tax returns relate to periods prior to the Distribution. Xperi Inc. is generally responsible for preparing and filing any tax return that is required to be filed by Xperi Inc. or any of its subsidiaries (as determined immediately after the Distribution) under applicable law, which tax returns may include certain of Adeia’s subsidiaries to the extent such tax returns relate to periods prior to the Distribution.

The party that would be primarily responsible for taxes resulting from an audit, examination, or similar proceeding will generally have exclusive authority to control such audit, examination, or similar proceeding, with customary participation and settlement rights for the other party.

Adeia and Xperi Inc. are generally entitled to any tax refund to the extent that Adeia or Xperi Inc., respectively, is responsible for the underlying tax that is refunded.

In addition, during the two-year period following the Distribution, the Tax Matters Agreement generally prohibits Xperi Inc. and its subsidiaries from taking certain actions that could cause the Distribution and certain related transactions, including a series of reorganization transactions (the “Internal Reorganization”) and transfers and conveyances (the “Business Realignment”), to fail to qualify as tax-free transactions. If Xperi Inc. or its subsidiaries intend to take an action that is otherwise prohibited as described above, Xperi Inc. is generally required to first obtain a favorable IRS ruling or an unqualified tax opinion, in each case in form and substance reasonably satisfactory to Adeia, that such action will not affect the tax-free status of the Distribution and/or relevant related transactions, as the case may be. If Xperi Inc. or its subsidiaries take any of the actions described above and such action results in losses to Adeia, Xperi Inc. generally is required under the Tax Matters Agreement to indemnify Adeia for such losses, without regard to whether Adeia has given prior consent to such action and without regard to whether Xperi Inc. obtains an IRS ruling or an unqualified tax opinion with respect to such action.

Xperi Inc.’s indemnity obligations under the Tax Matters Agreement are not subject to a cap.

Employee Matters Agreement

The employee matters agreement (“Employee Matters Agreement”) governs each company’s respective compensation and benefit obligations with respect to current and former employees, directors and consultants. The Employee Matters Agreement identifies employees and employee-related liabilities (and attributable assets) allocated (either retained, transferred, and accepted, or assigned and assumed, as applicable) to Adeia and Xperi Inc. as part of the separation of Adeia into two companies, and describes when and how the relevant transfers and assignments occur. The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement attached hereto as Exhibit 10.2, which is incorporated by reference herein. The terms described in this summary are also subject to exceptions with respect to applicable law and certain other situations.

With some exceptions, upon the Distribution, Adeia and Xperi Inc. have caused the employees identified to Adeia or Xperi Inc., as applicable, to commence or continue participation in employee benefit plans, as in effect on or prior to the date of the Distribution, and recognize prior years of service.

With some exceptions, Adeia and Xperi Inc. have assumed or retained or will assume or retain, as applicable, liabilities arising out of or in connection with the employment or termination of the employees identified to Adeia or Xperi Inc., as applicable, including under any employee benefit plans, whether arising before or after the Distribution.

With some exceptions, the Employee Matters Agreement does not provide for any transfer of assets or liabilities between or in respect of any defined benefit pension plan, nonqualified deferred compensation plan or other post-employment pension benefit plan, but provides for the transfer of Adeia’s 401(k) retirement plan and all applicable accounts, underlying assets, and related trusts and agreements to Xperi Inc.

The Employee Matters Agreement provides for the equitable adjustment of existing equity awards denominated in the common stock of Adeia to reflect the occurrence of the Distribution and for the treatment of Adeia’s employee stock purchase plan.

With some exceptions, Adeia and Xperi Inc. have assumed or will assume, in each case, effective as of the Distribution Date, liabilities for accrued but unused vacation benefits for employees identified to Adeia or Xperi Inc., as applicable.

None of the transactions contemplated or undertaken by the Employee Matters Agreement is intended to, and will not, constitute or give rise to an “employment loss” or employment separation within the meaning of the federal Worker Adjustment and Retraining Notification (WARN) Act, or any other federal, state or local law or legal requirement addressing mass employment separations.

Cross Business License Agreement

The cross-business license agreement (“CBLA”) sets forth the terms under which Adeia licenses to Xperi Inc. certain patents owned by Adeia or its affiliates that are necessary or useful in Xperi Inc.’s business. There are no restrictions preventing Adeia from establishing operations in entertainment-related products or services or on Xperi Inc. from establishing operations in intellectual property licensing activities after the separation. This summary of the CBLA is qualified in its entirety by reference to the full text of the CBLA attached hereto as Exhibit 10.3, which is incorporated by reference herein.

Licenses. Xperi Inc. and its affiliates have a non-exclusive license under certain existing, developed, and acquired patents of Adeia to make and have made, sell, offer for sale, lease, offer for lease, import, export, license, or otherwise transfer directly or indirectly to Xperi Inc. and its affiliates’ customers, and use, and permit Xperi Inc. and its affiliates’ customers to use (a) media licensed products, including (i) certain video entertainment software platforms and the hardware on which such video entertainment software platforms run, to the extent such hardware is used to execute the functions of such video entertainment software platforms and (ii) certain products and services acquired by Xperi Inc. pursuant to an acquisition of a line of business (except, in each case, for such products sold to certain excluded customers), and (b) non-media licensed products, including certain products and services not specifically for use in the field of video or other digital media consumption or delivery. Xperi Inc. and its affiliates may grant to manufacturers, suppliers, distributors, and resellers of licensed products, limited non- exclusive sublicenses under the licensed patents solely for the purpose of allowing such persons to make, have made, sell, offer for sale, lease, offer for lease, import, export, license or otherwise transfer and/or use licensed products on behalf of and for the benefit of Xperi Inc. and its affiliates as licensed under the CBLA.

Fees. For Pay-TV products, Xperi Inc. may have to pay certain recurring monthly license fees or annual license fees depending on the territory in which the products are provided to subscribers or customers. For non-Pay-TV products, Xperi Inc. may have to pay certain per unit or annual license fees depending on the territory in which the products are provided to customers.

Liability Limitation. Except for certain indemnification obligations of Adeia and for a party’s breach of its confidentiality obligations, neither party is liable to the other party for any special, indirect, incidental or consequential damages. There is no aggregate liability cap under the CBLA.

Term and Termination. The term of the CBLA is 10 years from the effective date. Subject to certain exceptions, Adeia may terminate the CBLA if any of Xperi Inc.’s entities directly or indirectly challenges the validity or enforceability of any licensed patent in any court or administrative agency or provides financing or direction for such challenge by a third party. Either party may terminate the CBLA for material breach by the other party. There is no termination for convenience right by either party. Subject to a number of exceptions (including with respect to certain license grants), if either party terminates the CBLA prior to the end of the term, all of the terms of the CBLA survive for the remainder of the term.

Xperi Inc.’s Services. As further consideration for Adeia’s grants and obligations under the CBLA, in the context of the broader separation and consideration between Adeia and Xperi Inc., including the rights and the value of the assets retained by Adeia under the separation agreement, Xperi Inc. will provide certain unique services to Adeia under the CBLA, including inventor support and litigation support.

Acquisitions and Divestitures. The CBLA addresses scenarios where Xperi Inc. may acquire or divest certain entities or be acquired by a third party and where Adeia may sell certain Adeia patents, divest certain entities, or acquire certain entities and outlines the ramifications of each such event.

Indemnification. The CBLA includes an indemnity from Adeia to Xperi Inc. for infringement claims in limited circumstances.

Patent Pick Rights. The parties have the option, in certain circumstances, to purchase certain patents from each other.

Dispute Resolution. Except as otherwise set forth in the CBLA, if a dispute arises between Adeia and Xperi Inc. under the CBLA, the general counsel of the parties and such other executive officers as the parties may designate will negotiate to resolve any disputes for a reasonable period of time. If the parties are unable to resolve the dispute in this manner, then the dispute will be resolved through binding arbitration.

Transition Services Agreement

The transition services agreement (“Transition Services Agreement”) sets forth the terms under which Xperi Inc. and its subsidiaries will provide to Adeia and its subsidiaries various services for a transitional period. The services to be provided include back office functions and assistance with regard to administrative tasks relating to day-to-day activities as needed, including finance, accounting and tax activities, IT services, customer support, facilities services, human resources, and general corporate support, as well as pass-through services provided by certain vendors. The transition services are specified in a schedule to the agreement, and additional services may be added by mutual agreement of the parties. This summary of the Transition Services Agreement is qualified in its entirety by reference to the full text of the Transition Services Agreement attached hereto as Exhibit 10.4, which is incorporated by reference.

Data Sharing Agreement

The data sharing agreement (“Data Sharing Agreements”) entered into between Adeia and Xperi Inc. provides a binding framework for the sharing of data between Xperi Inc. and its respective subsidiaries and Adeia and its subsidiaries. The Data Sharing Agreement sets forth the rights and obligations of the parties with respect to the retention and care of records, the handling of requests for information and the sharing of data in a legally compliant manner. This summary of the Data Sharing Agreement is qualified in its entirety by reference to the full text of the Data Sharing Agreement attached hereto as Exhibit 10.5, which is incorporated by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Distribution Date, Adeia completed the Spin-Off effective as of 12:01 a.m. Eastern Time and the common stock of Xperi Inc. was distributed, on a pro rata basis, to Adeia’s stockholders of record as of the close of business on the Record Date. On the Distribution Date, each of the stockholders of Adeia received four shares of Xperi Inc.’s common stock for every ten shares of Adeia’s common stock held by such stockholder on the Record Date. Fractional shares of Xperi Inc. common stock were not delivered in the Distribution. Any fractional share of Xperi Inc. common stock otherwise issuable to an Adeia stockholder was sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

The Spin-Off was completed pursuant to the Separation and Distribution Agreement. The description of the Separation and Distribution Agreement is included under Item 1.01 of this Current Report on Form 8-K and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 5.01.	Changes in Control of Registrant.

Xperi Inc. was a wholly-owned subsidiary of Adeia immediately prior to the Distribution. On October 1, 2022, Adeia completed the Distribution of 100% of the outstanding capital stock of Xperi Inc. to holders of Adeia common stock on the Record Date. Adeia holders of record on the Record Date received four shares of Xperi Inc. common stock for every ten shares of Adeia common stock. Following completion of the Distribution, Xperi Inc. became an independent, publicly-traded company, and Adeia retains no ownership interest in Xperi Inc. The description of the Spin-Off included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective as of the completion of the Spin-Off, Geir Skaaden and Robert Andersen resigned from the Board of Directors (the “Board”) of Xperi Inc.

Effective as of the completion of the Spin-Off, Darcy Antonellis, David Habiger, Jon Kirchner and Christopher A. Seams were appointed as directors of Xperi Inc. David Habiger was appointed chair of the Board effective as of the completion of the Spin-Off. Laura Durr, who was appointed to the Board effective September 20, 2022, continues to serve as a director of Xperi Inc. following the Distribution.

The Information Statement of Xperi Inc. included as an exhibit to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 14, 2022 (the “Information Statement”) under the sections entitled “Board of Directors and Management” and “Director Compensation” contain the biographical information about and compensation information for the newly appointed directors. Such information is incorporated by reference in this Item 5.02. There are no arrangements or understandings between any of the directors named above and any other person pursuant to which such director was appointed to the Board. Except as disclosed under the section entitled “Certain Relationships and Related Party Transactions” of the Information Statement, there are no other relationships between the directors named above and Xperi Inc. that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with their joining the Board, in addition to Ms. Durr who had previously been appointed as a member of the Audit Committee, certain other directors of Xperi Inc. were appointed to the Audit, Compensation and Nominating and Governance Committees of the Board (the “Committees”) effective as of the completion of the Spin-Off. The current composition of the Committees is as follows:

Name	Committee Appointment
Darcy Antonellis	Compensation Committee, Nominating and Governance Committee (Chair)
Laura Durr	Audit Committee (Chair), Nominating and Governance Committee
David Habiger	Audit Committee, Compensation Committee
Jon Kirchner	N/A
Christopher A. Seams	Audit Committee, Compensation Committee (Chair), Nominating and Governance Committee

Executive Officers

Effective as of the completion of the Spin-Off, Geir Skaaden resigned from his position as the Company’s President and Robert Andersen resigned from his positions as the Company’s Treasurer and Secretary. Neither of the resigning executive officers entered into any agreements with the Company in connection with their resignations. In addition, effective as of the completion of the Spin-Off, Jon Kirchner was appointed to serve as the Chief Executive Officer and President of Xperi Inc. Robert Andersen continues to serve as Chief Financial Officer of Xperi Inc., effective as of August 25, 2022.

The Information Statement under the sections entitled “Board of Directors and Management” and “Executive Compensation” contain the biographical information about and compensation information for the newly appointed officers, respectively. Such information is incorporated by reference in this Item 5.02. Except as disclosed under the section entitled “Certain Relationships and Related Party Transactions” of the Information Statement, there are no other relationships between the executive officers named above and Xperi Inc. that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Spin-Off, on October 1, 2022, Xperi Inc.’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws became effective. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in the Information Statement under the heading “Description of Capital Stock,” which is incorporated by reference in this Item 5.03.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are summaries of their material terms and are not complete and are subject to, and qualified in their entirety by, the complete text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, each of which is incorporated by reference in this Item 5.03.

Item 5.05.	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 1, 2022, in connection with the Spin-Off, the Board adopted a Code of Business Conduct and Ethics Policy for all officers and employees of Xperi Inc. and of its subsidiaries and affiliates, a copy of which is available on the Company’s website at www.xperi.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 8.01.	Other Events.

On October 3, 2022, Xperi Inc. issued a press release announcing the completion of the Spin-Off. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Separation and Distribution Agreement by and between Adeia Inc. and Xperi Inc., dated October 1, 2022.

3.1	Amended and Restated Certificate of Incorporation of Xperi Inc.

3.2	Amended and Restated Bylaws of Xperi Inc., adopted as of October 1, 2022.

10.1	Tax Matters Agreement by and between Adeia Inc. and Xperi Inc., dated October 1, 2022.

10.2*	Employee Matters Agreement by and between Adeia Inc. and Xperi Inc., dated October 1, 2022.

10.3*	Cross Business License Agreement by and between Adeia Inc. and Xperi Inc., dated October 1, 2022.

10.4*	Transition Services Agreement by and between Adeia Inc. and Xperi Inc., dated October 1, 2022.

10.5*	Data Sharing Agreement by and between Adeia Inc. and Xperi Inc, dated October 1, 2022.

99.1	Press release issued by Xperi Inc., dated October 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPERI INC.

Date: October 6, 2022	By:	/s/ Robert Andersen
	Name:	Robert Andersen
	Title:	Chief Financial Officer